UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) October 26, 2004
Barnabus Enterprises Ltd. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-50450 (Commission File Number)	98-0370750 (IRS Employer Identification No.)
2006 - 1500 Hornby Street Vancouver, British Columbia (Address of principal executive offices)	V6 2R1 (Zip Code)
Registrant's telephone number, including area code:	(604) 889-7675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2004, Victoria Chen, the Registrant's Principal Executive Officer and Director, resigned. There were no disagreements with the Registrant in connection with the resignation.

On October 26, 2004, Kerry Nagy, Principal Financial Officer and Director of the Company, will assume management responsibilities which were previously managed by Ms. Chen.

The Board of Directors appointed Sam Alderson as a Director of the Company, to fill the vacancy created by the departure of Ms. Chen.

Mr. Alderson, age 40, has been, and still is, head of sales for the security division at Vancouver Fire & Security for the past two years. For the previous three years, Mr. Alderson was S.V.P. of sales and marketing for an internet and telecom company based out of Tulsa, OK, where he was responsible for twelve million out of the twenty four million in sales.

The Company does not currently have an employment agreement with Mr. Alderson and does not anticipate entering into one with him at the present time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BARNABUS ENTERPRISES LTD.
Date: October 28, 2004	By: /s/ Kerry K.W. Nagy Kerry K.W. Nagy, Director